Exhibit 99.1

Filed by: ThermoGenesis Corp.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: ThermoGenesis Corp.
Commission File No.: 333-82900

ThermoGenesis and TotipotentRx Announce Definitive Merger Agreement
July 16, 2013 at 6:00 AM Pacific/9:00 AM Eastern

Operator

Please note, today’s call is being recorded for archive purposes.
I would now like to turn the conference over to Mr. Dan Bessey, Chief Financial Officer of ThermoGenesis Corporation.  Please go ahead, sir.

Dan Bessey

Good morning and thank you for joining us.  ThermoGenesis and TotipotentRx issued a joint press release earlier today announcing the signing of a definitive merger agreement.  This press release is available on the companies’ respective websites at ThermoGenesis.com and TotipotentRx.com.  During today’s call, Matt Plavan, CEO of ThermoGenesis, and Ken Harris, CEO of TotipotentRX, will discuss this agreement, after which we will open the call up for questions.

Before we begin, this conference call contains forward-looking statements. Such forward-looking statements include but are not limited to that the proposed merger will be consummated and that the resulting company will be able to become a fully integrated regenerate medicine company, to rapidly and cost-efficiently develop new cell therapies and to create shareholder value. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors including the timing of proposed merger, the efficiency of integrating two companies, timing of FDA and foreign regulatory approvals as to products, changes in customer forecasts, our failure to meet customers' purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers' products, introduction timing and acceptance of our new products scheduled for fiscal year 2014, and introduction of competitive products and other factors beyond our control could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2014.  A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward-looking statements is set forth under the caption "Risk Factors" in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

For the benefit of those who may be listening to the replay, this call was held and recorded on July 16, 2013.  Since then, ThermoGenesis may have made announcements relating to topics discussed on today's call.  Please reference our most recent press releases and SEC filings.  ThermoGenesis assumes no obligation to update the information in today's press release, or as presented in this call, except as may be required by applicable law.
With that, let me turn the call over to Matt Plavan.  Matt?

Matthew Plavan

Thank you, Dan, and welcome everyone, thank you for joining us today. We are very pleased to be here this morning and to share with you in a little greater detail, the news we announced earlier today that ThermoGenesis and TotipotentRx have signed a definitive merger agreement. This is a transformative event for both companies which we believe provides an exciting opportunity for our respective shareholders because we believe this deal holds significant potential for shareholder value creation.

It is Ken and my goal today to provide investors with an overview of the transaction we announced this morning and a brief description of the combined new company, which will be known as Cesca Therapeutics. By the way, Cesca is an acronym for Clinical Excellence in Stem Cell Applications.

As indicated in the announcement, we have entered into a definitive merger agreement that will bring together ThermoGenesis, a leading supplier of enabling technologies for the processing and storage of stem cells and other biological tissues, with TotipotentRx Corporation, a privately held California Corporation, which specializes in developing therapeutics and conducting human clinical trials in the field of regenerative medicine.  Under terms of the agreement, ThermoGenesis will issue shares of its common stock to TotipotentRx, or TotiRx, which equates to a value of approximately $18.6 million, based on ThermoGenesis’ closing stock price of $1.49 on July 15, 2013.  TotiRx stockholders are expected to own approximately 43% of the combined company, and ThermoGenesis shareholders are expected to own approximately 57% of the combined company, each on a fully diluted basis.

The merger agreement has been unanimously approved by the board of directors of each company.  The transaction is expected to close in the fourth quarter of calendar year 2013 and is subject to customary closing conditions, regulatory approvals and approval by the shareholders of ThermoGenesis and TotipotentRX.

We are very excited about this merger because we believe we are creating the first fully integrated regenerative medicine company.  Today, Ken and I will highlight our vision of a fully integrated regenerative company in greater detail, as it is a cornerstone to the anticipated advantage of the Cesca Therapeutics.

Before we do that, allow me to dial the lens back a bit and set the stage for the opportunity we face today. Based upon the cost and demographic trends in healthcare, Regenerative Medicine is our greatest hope for curing what ails our healthcare system and the only way we will find innovative and cost effective ways of treating our aging population.  As we live longer, the dependency on chronic health drug therapies and hospitalizations grows, and the long term economic impact of this is not sustainable.

For us, it is obvious that the ideal treatment options for medicine are curative in nature, and similarly to surgical procedures, only cellular therapy can provide sustainable physiological improvements.

According to the Alliance for Regenerative Medicine, Annual Report 2013, by reducing hospital care, physician and professional services, and nursing/home healthcare through sustainable “curative therapies”, the US could reduce its healthcare costs by up to $250B/year.

Cesca is, in our opinion, is uniquely positioned to address this market by with products that are enabling to the areas of medicine where functional poor blood and oxygen supply (ischemia) has resulted in tissue degeneration. Our therapies primarily focus on revascularization, and in our opinion, have the potential to significantly recast how certain approaches to medicine are practiced, creating a substantial market opportunity for us in the process.

There has been significant news about the promise of all types of stem cells, including embryonic, reprogrammed cells, and expanded cells (cells in a bottle) – otherwise known as allogeneic cells.  However, most of these are interesting scientifically but are reasonably far from commercialization due to safety risks and the bodies own immune system rejecting the ”foreign” implants.

And we see the recognition of these safety risks and challenges in practical applications as Academia and clinical grant applications trending towards using the patient’s own cells or autologous derived cells as we call them. We see the same trend in industrial supported clinical trials which has grown from 1% of all clinical trials supported to 20% in the past 6 years, indicating the business sector is catching on to the importance of regenerative medicine.

Therefore, we think of Cells as Today’s Biotech Products

Having talked about the academic growth in cellular medicine, let’s take a moment to understand the commercial realities today.

Today, around $200M of autologous cell therapy type products are sold around the globe.  The reason the market isn’t larger is not a lack of physician and patient interest – it is because the results of over simplified processes to date have yielded mixed results.

Commercially speaking, allogeneic cell treatments present some level of safety risk, which may not be offset by the potential clinical benefit.  However, autologous therapies are not without limitations, among them being the absolute requirement for using the right cells in the right dose and handling those cells in optimized environments and devices.

Arguably, one of the greatest challenges to the market to date has not been developing clinically effective cell therapies. In fact, the early results have been very compelling. The greatest failures have been due either to poor therapeutic design or impractical commercialization requirements.
When we talk about autologous cell therapy, we want to emphasize that successful therapies are those that ensure safe results through control of all the major variables and absolute attention to details including:

•	Patient health status, age, co-morbidities
•	Source of the cells
•	Dose of the cells
•	Environmental impact on the cells
•	Device physical impact on the cells
•	Treatment Protocol guidelines

Cesca’s fully integrated approach enables us to uniquely address each of these concerns, and enables us to develop and deliver autologous therapies in a way we think no one else can which is:
1.	(Patient Friendly) Collected from and delivered to the patient in a single procedure
2.	(Physician Friendly) Protocol driven giving the physician complete instructions for treatment
3.	(Fast) Completed at the bedside typically in under 60 minutes
4.	(Effective) Variable controlled to ensure no external factors impact the effectiveness of the cells
5.	Ideally suited to meet regulator’s concerns (regulatory sweet spot of autologous and minimally manipulated)

6.	Easily adopted by healthcare providers and regulatory agencies due to the all-inclusive “combination product” kit approach

We call this proprietary clinical delivery system SurgWerksTM and it is the platform we are using to address large patient populations in six clinical indications within major therapeutic markets, including orthopedic, cardiovascular and neurologic indications.

The engine behind our ability to develop our SurgWerks delivery systems is our embedded cell-therapy-specific Clinical Research Organization based within the Fortis Hospital System. Having ownership of this CRO gives us access to the patients and resources of the largest private hospital system in the world and enables us to control all essential elements of the therapy development including the cell formulation protocols, the clinical trial designs and the management of the trials to ensure maximum consistency and effectiveness of the resulting therapy. This proprietary development system is what we call Cellwerks and importantly, is a key differentiating factor for us in the development of potential block buster cell therapy drugs. CellWerks will allow us to offer safe and effective therapies backed by clinical evidence, including 10 pilot and phase 1 clinical trials either ongoing or completed to date in osteoarthritis, avascular necrosis, acute myocardial infarction, non-healing wounds and critical limb ischemia. We now have the ability to rapidly and cost-effectively implement new clinical trials at our CRO in India having a world class US FDA registered GMP cell research and production facility in a tertiary care environment.  This will allow us to generate high quality data at a fraction of the cost of U.S. clinical trials and serves as the foundation for our SurgWerks delivery system.

As a result of our innovative and effective approach to regenerative medicine, we believe Cesca Therapeutics will drive a much higher valuation than either company alone, with the potential to create near and long-term shareholder value through the development and commercialization of new protocols in major therapeutic areas. More specifically, when we look at today’s average revenue multiple within the peer group of regenerative medicine companies approximately 10 companies including names you know such as Athersys, Cytori, Osiris and BioTime, their average revenue multiples are between 10 and 20 times revenue. As such, if we apply the same valuation metrics to Cesca, we would be valued initially between $2 and $300M.

Now this transaction is several years in the making.  A strategic partnership with TotiRx began in 2011 when they became our distributor for the Res-Q™ system in India and other regions in Asia.  Later in 2011, we expanded our working relationship with TotiRx to include co-sponsoring clinical evaluations of our Res-Q system in critical limb ischemia and long bone fractures.

This merger is therefore the natural result of a successful partnership.   It combines our devices and patented platform technology with Toti’s differentiated, proprietary cell formulations and unparalleled hospital network and embedded CRO through Fortis Healthcare’s global reach to create a formula for developing fast, safe and effective therapies with enormous therapeutic and commercial potential.

To provide more background on this and on TotiRx’, it is with great pleasure that I introduce Ken Harris.  Ken?

Kenneth Harris

Thank you, Matt.   And thanks to those joining us for today’s call.

We at TotipotentRx are excited by this opportunity, as it creates a catalyst for what we believe is a very compelling business and product development opportunity.

TotiRx is a leading regenerative medicine company that is engaged in the research, development and commercialization of cell-based therapeutics.  The company currently has eight autologous cell therapies in various stages of clinical development targeting areas of high unmet medical need, including as Matt mentioned experimental treatments for cardiac, non-healing ulcers, osteoarthritis, avascular necrosis and critical limb ischemia.  Each of these therapeutic development programs has followed the integrated device , cell formulation, and bedside testing methodology and benefited from our CRO surgical and technical teams field support to the clinical investigators.

Our current business operates in three distinct verticals that serve patients, physicians and our partners:

First is TotiRx’s Therapeutics Division, which specializes in developing new cell therapies using autologous cell formulations, which use the patient’s own cells for healing.  Our lead therapeutic technology platform, TotiCell™, is a rapid, intraoperative system for harvesting, preparing, testing, and re-delivering therapeutic doses of autologous stem cells and proteins, and is currently in varying stages of Phase 1b trials as a potential treatment for among others acute myocardial infarction, critical limb ischemia, non-healing ulcers and osteoarthritis.  Our patented therapies are designed for rapid use – typically under 60 minutes – at the bedside, and per U.S. regulations, include all integrated equipment, diagnostics, devices, and software to produce the specified and safe autologous therapeutic cell dose.

Next is our Contract Services Division, the world’s only clinical research organization, or CRO, which specializes in cell-based therapy services.  We leverage our unique expertise in designing, managing, and completing cell-based clinical trials, including the ability to support the device prototyping and validation typically required in stem cell therapy development since they are considered combination products by many regulatory agencies.  Our full service offerings include clinical study design, contract Phase 1 and 2 clinical trials, regulatory consultation, cell production, physician training and support for cellular product oversight, handling and delivery of the cellular therapy, and fully validated laboratory services for cellular bioanalytics.  The services we offer ensure patient safety under Good Clinical Practices, quality laboratory documentation under Good Laboratory Practices, and quality cell processing and handling under both Good Manufacturing Practices and Good Tissue Practices.

Through our strategic partnership with Fortis Healthcare, an esteemed chain of specialty hospitals networked throughout India, Asia, and Canada we have assembled the industry's most experienced cell therapy CRO team, to execute at every level of our client's clinical trial, providing complete and seamless cellular drug and device clinical services, improving efficiency, and delivering better clinical trial outcomes to any human clinical development project in regenerative medicine.

Finally, we have our Cell Manufacturing and Banking Division, which operates advanced clinical cell manufacturing, processing, testing, and storage facilities compliant with Good Manufacturing Practices, Good Tissue Practices, and Good Laboratory Practices.  In this division, we have an established cord blood banking and bone marrow transplant business with a robust and growing revenue stream.

TotiRx has been using ThermoGenesis devices and equipment in our clinical trial work, our cord blood banking and hematopoietic transplant businesses for some time, and the superior performance of this technology is an integral component of the success of our clinical trial progress.  It’s important to highlight that this equipment, already being in place and integrated into our development platform, will make initiation of the next phase of clinical trials for Cesca’s pipeline that much faster and more efficient.

On behalf of TotiRx, I would like to emphasize our enthusiasm for this transaction. It creates a combined company with enormous potential for serving unmet patient needs and value creation to our shareholders in an area of medicine that is taking leaps in terms of therapeutic potential.  I look forward to speaking with ThermoGenesis’ shareholders many times in the future, and to creating value as the first fully integrated regenerative medicine company.

Matthew Plavan

Thank you, Ken.
I’d like to quickly highlight the market potential which Ken just spoke to.  Regenerative medicine is one of the fastest growing areas of healthcare, with a substantial portion of clinical research spend from industry now focused on this area.  As a $20Bn addressable market by 2020, Regenerative medicine promises to be a major component of our future global healthcare system.

The key to being a leader in this market will be the ability to provide demonstrably safe and effective, point-of-care therapies that works for the patient, physician and healthcare provider.  And fundamentally, these products must be commercializable, meaning…

•	Development costs must be kept down, which we do with TotiRx’s CRO and Fortis relationship;
•	Regulatory hurdles must be achievable, which we do through an autologous cell approach and through the strict standards and control of collection, handling, and redelivery to the body dictated through our protocols and kits; and, finally,
•	That the products themselves be high-quality, consistent and backed by clinical evidence, which we achieve through world-class, integrated tools and technologies and clinical data.

In closing, we believe there will be a number of questions our investors will have as they evaluate our proposed merger, including financial, operational and clinical questions.  Therefore, we have developed what we believe to be the most frequently asked questions and our detailed responses to them, which we will post to our website and file with the SEC following our call today. We will endeavor to complete preparation and filing of our disclosure documents to be filed with the Securities and Exchange Commission as we proceed, and would encourage you to read that information as it is file.  Further, to the extent that we receive questions that should be answered sooner, we will evaluate them and potentially update the filed Q&A from time-to-time. Furthermore, we expect to also file a powerpoint presentation that discusses the combined company’s growth strategy.

•	This concludes our call for today, we thank you for your time and look forward to speaking to you as we have more news and information to share.

Forward Looking Statement
This script contains forward-looking statements. Such forward-looking statements include but are not limited to that the proposed merger will be consummated and that the resulting company will be able to become a fully integrated regenerate medicine company, to provide practical, commercializable cell therapies, to rapidly and cost-efficiently develop new clinical trial, cell therapies, to be positioned to commercialize in both developed and emerging markets and to create higher shareholder value.  These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors including the timing of proposed merger, the efficiency of integrating two companies, timing of FDA and foreign regulatory approvals as to products, changes in customer forecasts, our failure to meet customers' purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers' products, introduction timing and acceptance of our new products scheduled for fiscal year 2014, and introduction of competitive products and other factors beyond our control could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2014.  A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward-looking statements is set forth under the caption "Risk Factors" in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

ThermoGenesis Corp.
Web site: http://www.thermogenesis.com
Contact: Investor Relations
+1-916-858-5107, or
ir@thermogenesis.com

Non-Solicitation
This script and the information contained herein shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale, purchase or exchange of securities in any jurisdiction in which such offer, solicitation, sale, purchase or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information
In connection with the merger, ThermoGenesis intends to file a registration statement (including a prospectus) on Form S-4 with the Securities and Exchange Commission.  Holders of ThermoGenesis Common Stock and TotipotentRx Corporation common stock are urged to read the proxy statement/prospectus and any other relevant documents when filed because they contain important information about ThermoGenesis, TotipotentRx and the merger.  A proxy statement will be sent to holders of our Common Stock and a proxy statement/prospectus will be sent to holders of TotipotentRx Corporation common stock.  When filed, the proxy statement/prospectus and other documents relating to the proposed merger can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents can also be obtained free of charge from ThermoGenesis upon written request to ThermoGenesis, Investor Relations, 2711 Citrus Road Rancho Cordova, CA 95742.